Exhibit 99.1

Report of Independent Registered Public Accounting Firm

To the Stockholders of
InsPara Networking Technologies, Inc.
Cranford, New Jersey

We have audited the accompanying balance sheet of InsPara Networking Technologies, Inc. as of December 31, 2004, and the related statements of operations, stockholders' equity, and cash flows for each of the two years in the period then ended.  These financial statements are the responsibility of the Company's management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of InsPara Networking Technologies, Inc. as of December 31, 2004, and the results of its operations and its cash flows for each of the two years in the period then ended, in conformity with U.S. generally accepted accounting principles.

                                                                                                              DEMETRIUS AND COMPANY
                                                                                                              Certified Public Accountants.

Wayne, New Jersey
March 24, 2006

INSPARA NETWORKING TECHNOLOGIES, INC.

BALANCE SHEETS

                                                                                                                       September 30,  December 31,
                                                                                                                             2 0 0 5               2 0 0 4
                                                                                                                         [Unaudited]
Assets:
Current Assets:
   Cash and Cash Equivalents                                                                         $        57,164       $   1,115,574
   Accounts Receivable                                                                                          494,426               324,679
   Other Current Assets                                                                                              1,302                      250

   Total Current Assets                                                                                       552,892            1,440,503

Property and Equipment:
   Equipment                                                                                                            92,031                 74,855
   Furniture and Fixtures                                                                                           49,127                 39,094
   Software                                                                                                              39,463                         --

   Totals - At Cost                                                                                                 180,621               113,949
   Less: Accumulated Depreciation                                                                           39,098                 28,795

   Property and Equipment -Net                                                                         141,523                 85,154

Other Assets:
   Other Assets                                                                                                          3,246                   3,246

Total Assets	$ 697,661	$ 1,528,903

Liabilities and Stockholders' Equity:
Current Liabilities:
   Accounts Payable and Accrued Expenses                                                   $        40,855       $      211,304
   Due to Officers                                                                                                             --                 18,200

   Total Current Liabilities                                                                                    40,855               229,504

Commitments and Contingencies                                                                                --                         --

Stockholders' Equity                                                                                          656,806             1,299,399

Total Liabilities and Stockholders' Equity	$ 697,661	$ 1,528,903

The Accompanying Notes are an Integral Part of these Financial Statements.

INSPARA NETWORKING TECHNOLOGIES, INC.

STATEMENTS OF OPERATIONS

                                                                                 Nine months ended                     Years ended
                                                                                    September 30,                         December 31,
                                                                            2 0 0 5               2 0 0 4             2 0 0 4               2 0 0 3
                                                                       [Unaudited]      [Unaudited]

Revenue                                                      $   2,834,142     $        777,180     $   1,185,208     $        80,461

Cost of Revenue                                              1,856,560               415,544             874,328               33,000

   Gross Profit                                                     977,582               361,636             310,880                47,461

Operating Expenses:
   Selling Expenses                                                 837,582               735,073          1,296,581               12,145
   General and Administrative                                 910,153               579,451          1,099,476             186,426
   Depreciation                                                        10,303                 17,700               22,790                 6,005

   Total Operating Expenses                           1,758,038            1,332,224          2,418,847             204,576

   [Loss] from Operations Before
      Income Tax Expense                                  (780,456)            (970,588)        (2,107,967)           (157,115)

Income Tax Expense                                                    --                         --                       --                       --

Net [Loss]	$ (780,456)	$ (970,588)	$ (2,107,967)	$ (157,115)

The Accompanying Notes are an Integral Part of these Financial Statements.

INSPARA NETWORKING TECHNOLOGIES, INC.

STATEMENTS OF STOCKHOLDERS' EQUITY

                                                                                                Common         Common       Capital in                                     Total
                                                                        Common            Stock              Stock          Excess of     Accumulated    Stockholders'
                                                                          Stock             Class A           Class B         Par Value        Deficit                Equity

   Balance at January 1, 2003                      $                 --      $             --     $             --     $      24,496      $           --      $       24,496

Issuance of Common Stock                                   12,000                     --                    --             88,000                   --             100,000
Issuance of Common Stock - Class A                           --                   400                    --           299,600                   --            300,000
Issuance Costs                                                              --                      --                    --         (150,050)                  --           (150,050)
Net Loss                                                                       --                      --                    --                    --        (157,115)          (157,115)

   Balance at December 31, 2003                       12,000                  400                    --           262,046        (157,115)            117,331

Conversion of warrants                                            2,641                     --                    --        2,595,083                   --          2,597,724
Issuance of Common Stock - Class A                           --                2,220                    --        1,662,527                   --          1,664,747
Issuance of Common Stock Class B                              --                     --                    70           139,930                   --             140,000
Cost of Issuance of Common Stock                              --                     --                     --         (763,687)                   --           (763,687)
Return of Equity                                                            --                     --                     --         (348,749)                   --           (348,749)
Net Loss                                                                       --                     --                     --                    --      (2,107,967)       (2,107,967)

   Balance at December 31, 2004                       14,641               2,620                   70        3,547,150      (2,265,082)        1,299,399

Conversion of warrants                                                 20                    --                     --             19,980                    --              20,000
Issuance of Common Stock- Class A                            --                    38                                     28,462                    --              28,500
Issuance of Common Stock Class B                              --                    --                   221           441,779                    --            442,000
Cost of Issuance of Common Stock                              --                     --                     --            (19,247)                   --            (19,247)
Return of Equity                                                            --                     --                     --          (333,390)                   --          (333,390)
Net Loss                                                                      --                      --                    --                     --          (780,456)         (780,456)

   Balance at September 30, 2005
[Unaudited]	$ 14,661	$ 2,658	$ 291	$ 3,684,734	$ (3,045,538)	$ 656,806

The Accompanying Notes are an Integral Part of these Financial Statements.

INSPARA NETWORKING TECHNOLOGIES, INC.

STATEMENTS OF CASH FLOWS

                                                                                   Nine months ended                   Years ended
                                                                                       September 30,                      December 31,
                                                                                2 0 0 5            2 0 0 4            2 0 0 4               2 0 0 3
                                                                            [Unaudited]   [Unaudited]

Operating Activities:
  Net [Loss]                                                       $     (780,456)  $     (970,588)  $  (2,107,967)  $     (157,115)
  Adjustments to Reconcile Net [Loss] to
    Net Cash Provided by Operating
    Activities:
    Depreciation                                                             10,303             17,700              22,790               6,005

  Changes in Assets and Liabilities:
   [Increase] Decrease in:
    Accounts Receivable                                             (169,747)        (208,148)          (324,679)                   --
    Other Current Assets                                                (1,052)                   --                   (250)                   --

  Increase [Decrease] in:
    Other Assets                                                                    --                    --                (3,246)                   --
    Accounts Payable and Accrued
      Expenses                                                            (170,449)              3,544            161,654             49,650

    Total adjustments                                                  (330,945)        (186,904)          (143,731)            55,655

  Net Cash - Operating Activities                       (1,111,401)     (1,157,492)       (2,251,698)         (101,460)

Investing Activities:
  Capital Expenditures                                                 (66,672)          (65,867)            (83,922)           (10,327)

Financing Activities:
  Borrowings from Officer                                                    --                     --                      --               38,200
  Repayments to Officer                                              (18,200)                    --                     --              (20,000)
  Issuance of Common Stock                                      490,500        2,761,541        4,259,397             400,000
  Cost of Issuance of Common Stock                          (19,247)         (419,167)        (763,687)           (150,050)
  Return of Equity                                                      (333,390)         (103,898)        (205,675)                      --

  Net Cash - Financing Activities                             119,663        2,238,476       3,290,035              268,150

  Net Increase in Cash and Cash
   Equivalents                                                        (1,058,410)      1,015,117           954,415              156,363

Cash and Cash Equivalents - Beginning
  of Periods                                                             1,115,574          161,159           161,159                  4,796

Cash and Cash Equivalents - End of
Periods	$ 57,164	$ 1,176,276	$ 1,115,574	$ 161,159

Supplemental Disclosures of Cash Flow Information:
  Cash paid during the periods for:
    Income Taxes                                                  $               --    $              --     $              --       $                --
    Interest Expense                                              $               --    $              --     $              --       $                --

Supplemental Disclosures of Non-Cash Investing and Financing Activities:
  Conversion of Warrants from Return
    of Equity Distributions                                     $               --     $      68,602     $    143,074       $                --

The Accompanying Notes are an Integral Part of these Financial Statements.

INSPARA NETWORKING TECHNOLOGIES, INC.
NOTES TO FINANCIAL STATEMENTS
[Unaudited with respect to the Nine Months ended September 30, 2005 and 2004]

[1] Basis of Presentation and Nature of Operations

All information as of and for the nine month periods ending September 30, 2005 and 2004 is unaudited.  In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary in order to make the interim financial statements not misleading have been included.  Results of the nine months ended September 30, 2005, are not necessarily indicative of results that may be expected for the year ended December 31, 2005.

InsPara Networking Technologies, Inc. (the "Company" or “InsPara”) was originally incorporated in Delaware on March 18, 2002.  Operations did not begin until 2003.  InsPara provides information technology staffing and consulting.  The Company provides its services principally in the New York metropolitan area but also throughout the United States through its office located in New Jersey.

[2] Summary of Significant Accounting Policies

Revenue Recognition - Revenues are recognized when computer networking professional services are provided.  Staffing revenue is recognized when the personnel provide the service.

Depreciation - Depreciation of furniture, fixtures, equipment and software is computed utilizing the straight‑line method based on estimated useful life of 5 years.

Cash and Cash Equivalents - Cash equivalents are comprised of certain highly liquid investments with a maturity of three months or less when purchased.

Income Taxes - Pursuant to SFAS No. 109, "Accounting for Income Taxes," income tax expense [or benefit] for the year is the sum of deferred tax expense [or benefit] and income taxes currently payable [or refundable].  Deferred tax expense [or benefit] is the change during the year in a company's deferred tax liabilities and assets.  Deferred tax liabilities and assets are determined based on differences between financial reporting and tax bases of assets and liabilities, and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse.

Fair Value of Financial Instruments -SFAS No. 107, "Disclosures about Fair Value of Financial Instruments," defines the fair value of a financial instrument as the amount at which the instrument could be exchanged in a current transaction between willing parties.  In assessing the fair value of our cash and cash equivalents, trade receivables and accounts payables and accrued expenses, management concluded that the carrying amount of these financial instruments approximates fair value because of their short maturities.

INSPARA NETWORKING TECHNOLOGIES, INC.
NOTES TO FINANCIAL STATEMENTS
[Unaudited with respect to the Nine Months ended September 30, 2005 and 2004]

[2] Summary of Significant Accounting Policies [Continued]

Concentrations of Credit Risk - Financial instruments that potentially subject the Company to concentrations of credit risk include cash, cash equivalents and accounts receivable arising from its normal business activities.  The Company places its cash and cash equivalents with high credit quality financial institutions.  The Company had approximately $1,023,084 in financial institutions that is subject to normal credit risk beyond insured amounts at December 31, 2004.

As of September 30, 2005 and December 31, 2004, three customers accounted for approximately 90.0% and 85.4% of accounts receivable, respectively.  For the nine months ended September 30, 2005 and 2004, three customers accounted for 78.5% and 88.2% of revenues, respectively. For the years ended December 31, 2004 and 2003, three customers accounted for 85.0% and 100% of revenues.  The Company does not require collateral on accounts receivable or other financial instruments.

Allowance for Doubtful Accounts - The Company believes that credit risk related to accounts receivable is limited due to the number of Fortune 1000 companies comprising the Company's customer base and the diversified industries in which the Company operates.  The Company estimates an allowance for doubtful accounts based on an analysis of specific customers, taking into consideration the age of past due accounts and an assessment of the customer's ability to pay.  Historically, Inspara has not suffered any significant accounts receivable write-offs.  No allowance for doubtful accounts was deemed necessary for any period presented.

Use of Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Advertising - The Company expenses advertising costs as incurred.  Advertising expense was not material for any period presented.

[3] Income Taxes

As of December 31, 2004, the Company has net operating losses ("NOL’s") of approximately $3,200,000 available to offset future taxable income. There may be state tax expense in certain states where the tax statutes do not recognize or do limit the use of NOL’s.  These NOL’s expire at various dates through 2023. The Company has deferred tax assets related to the NOLs of approximately $1,280,000 and $70,000 as of December 31, 2004 and 2003, respectively. Realization of deferred tax assets is dependent upon future earnings, if any, the timing and amount of which is uncertain. Accordingly, the deferred tax assets as of those dates have been fully offset by valuation allowances of the same amounts. Pursuant to Section 382 of the Internal Revenue Code, NOL carry-forwards may be severely limited in use in any given year in the event of a significant change in ownership. See Note 11.

INSPARA NETWORKING TECHNOLOGIES, INC.
NOTES TO FINANCIAL STATEMENTS
[Unaudited with respect to the Nine Months ended September 30, 2005 and 2004]

[4] Stockholders' Equity

The Company is authorized to issue a maximum of 75,000,000 shares of which 50,000,000 shall be common stock (the "Common Stock"), par value $0.001 per share, and 25,000,000 shall be Class A (the "Class A Common Stock") common stock, par value $0.001 per share.

Class A Common Stock - The holders of Class A Common Stock are entitled to receive dividends at a rate equal to twenty-five percent (25%) of the quarterly net profits of the Company.  Based upon estimates of profitability, the Company declared dividends during 2004 and 2005 of $348,749 and $333,390, respectively.  As sufficient net profits were not realized, the distributions are classified in the accompanying financial statements as a return of equity.  Certain Class A shareholders elected to receive a portion of the return of equity in the form of the conversion into common stock of warrants held at the rate of $1.00 per exercise.  During the year ended December 31, 2004, 143,074 shares of Company common stock were issued through this election.

By Board of Directors resolution in December 2005, the Company ratified the issuance of Class B common stock (the "Class B Common Stock") and amended its certificate of incorporation to provide for such.

The following is a summary of the number of common shares outstanding:

                                                                                                           Par Value $0.001
                                                                      Common            Common Stock   Common Stock
                                                                        Stock                  Class A               Class B
As of:
December 31, 2003                                      12,000,000                    400,000                     --

December 31, 2004                                      14,641,139                 2,619,663             70,000

September 30, 2005                                      14,661,139                 2,657,996           291,000

[5] Private Placement of Common Stock

[A] The Class A Common Stock Private Placement -  The Company authorized the offering of Class A Common Stock at a purchase price of $0.75 per share.  Per the offering documents, the purchaser also acquired a warrant to purchase a share of common stock at an exercise price per share equal to $1.00.  The Company sold an aggregate of 2,657,996 shares of Class A Common Stock from December 2003 to January 2005.  Gross proceeds on the sales amounted to approximately $1,993,500.

[B] The Warrant Exercise -  Proceeds from the exercise of warrants issued to the purchasers of Class A Common Stock amounted to approximately $2,518,000 during the period from January 2004 to February 2005.  The $1.00 per share exercise of the warrants resulted in the issuance of 2,661,139 shares of Common Stock.  All unexercised warrants expired on December 31, 2004.

INSPARA NETWORKING TECHNOLOGIES, INC.
NOTES TO FINANCIAL STATEMENTS
[Unaudited with respect to the Nine Months ended September 30, 2005 and 2004]

[5] Private Placement of Common Stock [Continued]

[C] The Class B Common Stock Private Placement - During the period December 2004 to March 2005, the Company issued an aggregate of 291,000 shares of Class B Common Stock at an issued price of $2.00 per share.

[D] Offering Costs - Offering costs, consisting primarily of broker commissions, amounted to $932,934 during the terms of the offerings described above.

[6] Commitments and Contingencies - Potential Litigation

As of the date of the Agreement and Plan of Reorganization (January 18, 2006 - See Note 11), the Company and certain of its current and former officers and directors were under investigation by the United States Attorney's Office for the District of New Jersey, pertaining to the Company's finances, financial disclosures, and sale of securities.  Upon the conclusion of its investigation, the United States Attorney's Office may commence an action against the Company and/or certain of its former officers and directors.  Moreover, Inspara's shareholders have or may have certain rights and potential causes of action against the Company and certain of its former officers and directors arising out of the same events that are the subject of the United States Attorney's Office's investigation.  As of March 24, 2006, the Company is unaware of any litigation having been instituted by the United States Attorney's Office or any shareholder.

[7] Retirement Plan

The Company maintains a 401[k] savings plan which covers substantially all eligible employees.  Under the plan, eligible employees may elect to defer an amount subject to the Internal Revenue Code limits.  The Company may make a discretionary match as well as a discretionary contribution.  No discretionary match or contribution was made, and no amount was charged to operations, during the year ended December 31, 2003.  A discretionary contribution of $41,000 was made for the year ended December 31, 2004.

[8] Leases

Operating Leases - The Company leases office space in New Jersey under an operating lease expiring on September 29, 2006.

Minimum future rental payments under noncancelable operating leases having remaining terms in excess of one year as of December 31, 2004 for each of the next five years and in the aggregate are:

Year ending
December 31,
    2005                                                                                                          $        38,952
    2006                                                                                                                    29,214

Total Minimum Future Rental Payments	$ 68,166

INSPARA NETWORKING TECHNOLOGIES, INC.
NOTES TO FINANCIAL STATEMENTS
[Unaudited with respect to the Nine Months ended September 30, 2005 and 2004]

[8] Leases [Continued]

The Company is also liable for its pro-rata share of increases in real estate taxes and escalations as provided in the lease agreement.  Additionally, during the year ended December 31, 2004 and the nine months ended September 30, 2005, the Company leased office space in other states on the equivalent of a month-to-month basis.

Rent expense was $46,030 and $8,500 for the years ended December 31, 2004 and 2003, respectively.

Rent expense was approximately $51,903 and $13,975 for the periods ended September 30, 2005 and 2004, respectively.

[9] Related Parties

The amounts due to officers, $18,200 as of December 31, 2004, are non-interest bearing temporary advances that were subsequently repaid.

[10] New Authoritative Accounting Pronouncements

The Company does not expect the adoption of recently issued accounting pronouncements to have a significant impact on the Company's results of operations, financial position or cash flows.

[11] Subsequent Events - Merger and Reorganization

The Company entered into a certain Agreement and Plan of Reorganization (the “Agreement”) with SoftNet Technology Corp. ("SoftNet")  pursuant to which InsPara would merge with and into SoftNet (the “Merger”).  The closing of the Agreement took place on January 18, 2006, and the Merger became effective retroactively to January 1, 2006.

Under the Agreement, the stockholders of InsPara received, pro rata, after adjustments for fractional shares and rounding, a total of 49,999,998 shares of SoftNet's Common Stock (the “Acquisition Shares”).  The Acquisition Shares are unregistered and will only be free trading upon the effectiveness of a Registration Statement filed with the Securities and Exchange Commission for the Acquisition Shares, or an exemption from the registration thereof.

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